Exhibit 23
                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation of our report dated January 14, 2002 on the financial statements of Q-Med, Inc. and Subsidiaries as of November 30, 2001 and 2000 and for the years ended November 30, 2001, 2000 and 1999, which is included in the Annual Report on Form 10-K of Q-Med, Inc. and Subsidiaries.



                                             /s/ Amper, Politziner & Mattia P.A.

                                             AMPER, POLITZINER & MATTIA P.A.


February 1, 2002
Edison, New Jersey